EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-28483, Form S-8 No. 333-90353, Form S-8 No. 333-54786, Form S-8 No. 333-54784, Form S-8 No. 333-108838, Form S-8 No. 135679, Form S-3 No. 333-99067, Form S-3 No. 333-99063, Form S-3 No. 333-95487, Form S-3 No. 333-111174, Form S-3 No. 333-110939, Form S-3 No. 333-86654, Form S-3 No. 333-122456, Form S-3 No. 333-119469, Form S-3 No. 333-124922, Form S-3 No. 333-136344, Form S-3 No. 333-137225,and Form S-4 No. 333-135569) of Health Care Property Investors, Inc. and in the related Prospectus and Prospectus Supplements of our reports dated February 12, 2007, with respect to the consolidated financial statements and schedule of Health Care Property Investors, Inc., Health Care Property Investors, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Health Care Property Investors, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

Irvine, California

February 12, 2007